UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 13, 2014

CNS RESPONSE, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(Address of principal executive offices)

(949) 420-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01 Entry into a Material Definitive Agreement.

Between February 13, 2014 and February 14, 2014, CNS Response, Inc. (the “Company”) sold and issued an aggregate of 1,100,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a per share price of $0.25, in a private placement to 5 accredited investors, for which it received gross cash proceeds to the Company of $275,000. These investors included Director, Robert Follman, who purchased 400,000 shares of common stock for $100,000.

The related subscription agreement (the “Subscription Agreement”), dated as of January 8, 2014, between the investors and the Company provides that shares with an aggregate value of up to $1.0 million may be issued by the Company in the private placement until not later than February 14, 2014, unless terminated earlier by the Company. The private placement is not subject to a minimum subscription amount and the Company cannot provide any assurances that it will receive any particular amount of proceeds in the private placement.

Since January 14, 2014, through to February 14, 2014, the Company sold and issued an aggregate of 4,000,000 shares of its Common Stock at a per share price of $0.25, in the private placement to 19 accredited investors, for which it received gross cash proceeds to the Company of $1,000,000. These investors included 4 affiliates who purchased an aggregate of 1,900,000 shares for $475,000 as follows: our Chairman, Thomas Tierney and Director, Robert Follman, each purchased 800,000 shares of Common Stock for $200,000; our Chief Executive Officer, George Carpenter and his wife Jill Carpenter, collectively purchased 200,000 shares of Common Stock for $50,000; and our Chief Financial Officer, Paul Buck, purchased 100,000 shares for $25,000.

The private placement is being made pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D thereunder, as the shares of Common Stock are being issued to accredited investors, without a view to distribution, and are not issued through any general solicitation or advertisement. The shares of Common Stock have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

  Item 3.02 Unregistered Sales of Equity Securities.

The description of the private placement and the related subscription agreement is incorporated herein by reference to Item 1.01 hereof.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
February 20, 2014		Paul Buck
Chief Financial Officer